Exhibit 23.6

Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 21, 2013, with respect to the balance sheet as of December 31, 2012 and the related statements of operations, members' equity, and cash flows of Bay Area Smart Growth Fund II, LLC for the year ended December 31, 2012, and the related notes to the financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2014 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Dallas, Texas
March 27, 2015